Exhibit 1.1

CERECOR INC.

UNDERWRITING AGREEMENT

, 2015

MAXIM GROUP LLC
405 Lexington Avenue
New York, NY 10174

As Representative of the Underwriters
named on Schedule I hereto

Ladies and Gentlemen:

The undersigned, Cerecor Inc., a Delaware corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters named in Schedule I hereto (the “Underwriters” and each an “Underwriter”), for whom Maxim Group LLC is acting as representative (in such capacity, the “Representative”), to issue and sell to the Underwriters an aggregate of [         ] units (the “Firm Units”), with each Firm Unit (and each Option Unit, as defined below) consisting of: (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) one Class A warrant of the Company to purchase one share of Common Stock (each, a “Class A Warrant” and collectively, the “Class A Warrants”); and (iii) one Class B warrant to purchase one-half share of Common Stock (each, a “Class B Warrant” and collectively, the “Class B Warrants” which, collectively with the Class A Warrants are referred to herein as the “Warrants”).

In addition, the Company shall grant to the Underwriters an option (the “Over-Allotment Option”) to purchase either (i) up to an additional [            ] Firm Units (the “Firm Unit Option”) or (ii) if the Representative determines that the Units shall detach and the Common Stock and the Warrants underlying the Units shall begin to trade separately during the Over-Allotment Period (as hereinafter defined), up to an additional [            ] shares of Common Stock at a price of $[   ] per share and/or [            ] additional Class A Warrants at a price of $[    ] per Class A Warrant and/or [            ] additional Class B Warrants at a price of $[    ] per Class B Warrant (collectively, the “Component Option”) from the Company for the purpose of covering over-allotments in connection with the sale of the Firm Units.  The “Option Units” shall refer to either the Firm Unit Option or the Component Option as may be elected by the Underwriters and, for the avoidance of doubt, both the Firm Unit Option and the Component Option may not be elected.  The Firm Units and the Option Units are hereinafter, collectively, referred to as the “Units.” The Units, the shares of Common Stock included in the Units, the Class A Warrants included in the Units, the Class B Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Securities.”  The offering and sale of the Units contemplated by this Agreement is referred to herein as the “Offering.”

The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a Registration Statement (as hereinafter defined) on Form S-1 (No.333-204905), including a preliminary prospectus relating to the Securities, and such amendments thereof as may have been required through the date of this Agreement.  Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been made available by the Company to you.  The term “Preliminary Prospectus” means any preliminary prospectus subject to completion included at any time as a part of the Registration Statement or filed with the Commission by the Company pursuant to Rule 424 of the Rules. The term “Registration Statement” as used in this Agreement means the initial registration statement (including all exhibits and financial schedules and all other information (if any) deemed to be a part of the Registration Statement), as amended and on the date it becomes effective (the “Effective Date”), including the information (if any) contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and, deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules.  If the Company has filed or is required to file pursuant to the terms hereof an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Rules (the “462(b) Registration Statement”), then any reference herein to the Registration Statement, unless otherwise specified, shall also be deemed to include such 462(b) Registration Statement.  The term “Prospectus” as used in this Agreement means the prospectus in the form in which it is filed with the Commission pursuant to Rule 424(b) of the Rules, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective.

The Company understands that the Underwriters propose to make a public offering of the Firm Units, as soon after the date of this Agreement as the Representative deems advisable.  As the Representative, you have advised the Company that you are authorized to enter into this Agreement on behalf of the several Underwriters.  The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus, and each Issuer Free Writing Prospectus (as hereinafter defined) and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the exhibits incorporated by reference therein pursuant to the Rules and Regulations on or before the Effective Date (as defined below) of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include: (i) the filing of any document under the Securities Exchange Act of 1934, as amended, and together with the Rules and Regulations promulgated thereunder (the “Exchange Act”) after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference, and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System

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(“EDGAR”).  The Prospectus delivered to the Underwriters for use in connection with the Offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T promulgated by the Commission.

1.                                      Purchase and Sale of Firm Units; Over-Allotment Option; Unit Purchase Option.

(a)                                 Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, the Firm Units at a purchase price (net of discounts and commissions) of $[   ] for each Firm Unit, which represents a 7.5% discount to the public offering price per Firm Unit. The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof, plus any additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Firm Units provided that the total number of Firm Units shall not be reduced by such adjustment.

(b)                                 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York time, on the third Business Day following the Effective Date of the Registration Statement (or the fourth Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m. New York time) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.” The payment of the purchase price for, and delivery of certificates representing the Firm Units is referred to herein as the “Closing.” Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the full fast transfer facilities of the Depository Trust Company (the “DTC”)) for the account of the Underwriters. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units which it has agreed to purchase.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two Business Days prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

(c)                                  Over-allotment Option. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Representative, on behalf of the Underwriters, is hereby granted the Over-Allotment Option to purchase either (but not both) (i) [            ] Firm Unit Options or (ii) if the Representative determines that the Units shall detach and the Common Stock and the Warrants underlying the Units shall begin to trade separately during the Over-Allotment Period, [            ] Component Options.  The purchase price to be paid for the Firm Unit Options subject to the Over-allotment Option will be equal to $[  ] per Option Unit (net of discounts and commissions) or, if the Component Options subject to the Over-allotment Option are elected, the purchase price for the shares of Common Stock will be equal to $[   ] per

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share (net of discounts and commissions), the Class A Warrants will be equal to $[    ] per Class A Warrant (net of discounts and commissions) and the Class B Warrants will be equal to $[    ] per Class B Warrant (net of discounts and commissions).

(d)                                 Exercise of Option. The Over-Allotment Option granted pursuant to Section 1(c) hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date (the “Over-Allotment Period”).  For the avoidance of doubt, the Representative shall only be entitled to exercise either the Firm Unit Option or the Component Option, but not both.  The Underwriters will not be under any obligation to purchase any of such Option Units prior to the exercise of the Over-allotment Option. The Over-Allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Representative, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for such Option Units, which will not be later than five Business Days, or earlier than two Business Days, after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. If such delivery and payment for all of the Option Units does not occur on the Closing Date, the date and time of the closing for such Option Units will be as set forth in the notice (hereinafter the “Option Closing Date”). Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice. If any Option Units are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional shares as the Representative may determine provided that the total number of Option Units shall not be reduced by such adjustment) that bears the same proportion to the number of Firm Units to be purchased as set forth on Schedule I opposite the name of such Underwriter.

(e)                                  Payment and Delivery of Option Units.  Payment for Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds by deposit of the price for the Option Units being purchased to the Company upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) representing such Option Units (or through the full fast transfer facilities of DTC) for the account of the Underwriters. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Option Units which it has agreed to purchase.  The certificates representing the Option Units to be delivered shall be in such denominations and registered in such names as the Representative shall request not less than two Business Days prior to the Option Closing Date.  The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Representative for all the Option Units being purchased on the Closing Date.

(f)                                   Representative’s Unit Purchase Option. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date a unit purchase option to purchase up to an aggregate of one percent (1%) of the aggregate number of shares of Common Stock, Class A Warrants and Class B Warrants underlying the Firm Units issued at the Closing (the “UPO”); provided, however, the warrants that may be purchased pursuant to the UPO shall be in the form attached as exhibits to the UPO. The UPO shall be immediately exercisable, in whole or

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in part, commencing on the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price of $[   ] per Unit, which is equal to one hundred fifteen percent (115%) of the initial public offering price of a Firm Unit, which price shall be reduced upon expiration of the Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant, pursuant to the terms and conditions of the UPO as set forth in the form of UPO attached hereto as Annex IV hereto. The Common Stock, Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant issuable upon exercise of the UPO, and the Common Stock issuable upon exercise of such Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant are hereinafter referred to collectively as the “Representative’s Securities.” The Representative’s Securities shall not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days following the Effective Date.

(g)                                  Separate Trading of Common Stock, Class A Warrants and Class B Warrants.  The shares of Common Stock and Warrants included as a component of the Units will not be separately transferable until the 61st day after the Effective Date, unless the Representative determines in its sole discretion that an earlier date is advisable (the “Unit Separation Date”). As of the Unit Separation Date, the shares of Common Stock, Class A Warrants and Class B Warrants included as component of the Units will trade separately on the Exchange (as hereinafter defined).

(h)                                 Terms of the Warrants.  Each Class A Warrant entitles its holder, for a period of thirty-six (36) months from the Closing, to purchase one share of Common Stock at an exercise price equal to $[   ].  Each Class B Warrant entitles its holder, for a period of eighteen (18) months from the Closing, to purchase one-half share of Common Stock at an exercise price equal to $[   ] per whole share.  The other terms and conditions of the Warrants shall be set forth in the Warrant Agreements (as defined below).

2.                                      Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters (except with respect to Section 2(e)) that, as of the date hereof and as of the Closing Date:

(a)                                 On the Effective Date, the Registration Statement complied, in all material respects, with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations. On the date of the Prospectus, the date any supplement or amendment to the Prospectus is filed with the Commission, and on the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus complied or will comply, in all material respects, with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations.  Neither the Registration Statement, nor any amendment thereto, on the Effective Date, as of the Applicable Time or on the Closing Date or the Option Closing Date, if any, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  Neither the Prospectus, nor any amendment thereof or supplement thereto, as of its issued date, at the time of filing with the Commission pursuant to Rule 424(b), at the Closing Date and the Option Closing Date, if any, contained or will contain an untrue statement of a material fact or omitted or will omit to state any material fact required to be stated

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therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was submitted to or filed with the Commission (whether as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first submitted to or filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.  The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of: the statements set forth in the “Underwriting” section of the Prospectus only insofar as such statements relate to the names and corresponding share amounts set forth in the table of Underwriters, the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters, the paragraph relating to stabilization by the Underwriters and such other information contained in the “Underwriting” section of the Prospectus relating to the Underwriters that was provided in writing by the Underwriters (the “Underwriters’ Information”).

(b)                                 The Issuer-Represented Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include as of the Applicable Time any untrue statement of a material fact or omit as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement, the General Disclosure Package or any Issuer-Represented Free Writing Prospectus in conformity with the Underwriters’ Information.

(c)                                  Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times until the Closing Date or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus. If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the then-current Registration Statement, Statutory Prospectus or Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Representative so that any use of such Issuer-Represented Free Writing Prospectus may cease

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until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with the Underwriters’ Information.

(d)                                 Neither the Company, nor to the Company’s knowledge any of its officers, directors or Affiliates (as defined in the Securities Act), has distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Units other than the General Disclosure Package, any Issuer-Represented Free Writing Prospectus or the Prospectus or other materials permitted by the Securities Act to be distributed by the Company. Unless the Company obtains the prior written consent of the Representative, the Company has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any free writing prospectus referenced on Schedule II attached hereto. The Company has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer-Represented Free Writing Prospectus as of its issue date and at all subsequent times through the Closing Date, including timely filing with the Commission where required, legending and record keeping. To the extent an electronic road show is used, the Company has satisfied and will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(e)                                  The Representative covenants and agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Units that would constitute an Issuer-Represented Free Writing Prospectus or that would otherwise (without taking into account any approval, authorization, use or reference thereto by the Company) constitute a “free writing prospectus” required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Company hereto shall be deemed to have been given in respect of any Issuer-Represented Free Writing Prospectuses referenced on Schedule II attached hereto.

(f)                                   As used in this Agreement, the terms set forth below shall have the following meanings:

(i)                                     “Applicable Time” means         , 2015      (Eastern time) on the date of this Agreement.

(ii)                                  “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

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(iii)                               “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities (to the extent such Securities were contemplated being offered and sold at the time of the issuance of such prospectus) that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the Offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act, as evidenced by its being specified in Schedule II to this Agreement..

(g)                                  Ernst & Young LLP (the “Auditor”), whose reports relating to the Company are included in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).  To the Company’s knowledge, the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).  The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(h)                                 Subsequent to the respective dates as of which information is presented in the Registration Statement, the General Disclosure Package and the Prospectus, and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock, and (ii) there has been no material adverse change (or, to the Company’s knowledge, any development which could reasonably be expected to result in a material adverse change in the future), whether or not arising from transactions in the ordinary course of business, in or affecting: (A) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company; (B) the long-term debt or capital stock of the Company; or (C) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Warrants, the Warrant Agreements, the UPO, the Registration Statement, the General Disclosure Package and the Prospectus (a “Material Adverse Change”). Since the date of the latest balance sheet presented in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company, except (I) for liabilities, obligations and transactions which are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and (II) as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(i)                                     The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column headed “Actual” under the section thereof captioned “Capitalization;” all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable

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and have been issued in compliance in all material respects with all applicable federal and state securities laws and none of those shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company that have not been otherwise waived (with copies of such waivers, if any, made available to the Underwriters); the Securities and the Representative’s Securities have been duly authorized and, when issued and delivered against payment therefore as provided in this Agreement, the Warrant Agreements or the UPO, as the case may be, will be validly issued, fully paid and non-assessable, and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights that have not heretofore been waived (with copies of such waivers, if any, made available to the Underwriters); and, to the Company’s knowledge, no holder of any Securities will be subject to personal liability by reason of being such a holder. The Securities and the UPO conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise contemplated by this Agreement, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings made by the Company with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or otherwise register any securities of the Company owned or to be owned by such person and any such rights so disclosed have been waived by the holders thereof in connection with this Agreement and the transactions contemplated hereby including the Offering.

(k)                                 The shares of Common Stock issuable upon exercise of (i) the Warrants and (ii) the Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant that are a component of the UPO, have been duly authorized and validly reserved for issuance, conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus and will, upon exercise of the Warrants and the Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant that are a component of the UPO and payment of the exercise price thereof, be duly and validly issued, fully paid and non-assessable and will not have been issued in violation of or be subject to preemptive or similar rights to subscribe for, or purchase securities of the Company and, to the Company’s knowledge, the holders thereof will not be subject to personal liability by reason of being such holders.

(l)                                     The Company does not have any subsidiaries.

(m)                             The Company has been duly incorporated and validly exists as a corporation, in good standing under the laws of the State of Delaware.  The Company has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus, and to own, lease and operate its properties. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except, in each case, for those failures to be so qualified or in good standing which

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(individually or in the aggregate) would not reasonably be expected to result in a Material Adverse Change.

(n)                                 The Company is not: (i) in violation of its certificate of incorporation or bylaws or other organizational documents, (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any lien, security interest, charge or other encumbrance (a “Lien”) upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except, in the case of subsections (ii) and (iii) above, for such violations, defaults or Liens which (individually or in the aggregate) would not reasonably be expected to result in a Material Adverse Change.

(o)                                 When issued, the (i) Warrants and (ii) the UPO (including the Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant underlying the UPO) will constitute the valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants and UPO (including the Underwriters’ Class A Warrant and the Underwriters’ Class B Warrant underlying the UPO) and are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(p)                                 The execution, delivery, and performance of this Agreement, the Warrants, the Warrant Agreements, the UPO and all other agreements, documents, certificates and instruments required to be delivered pursuant to this Agreement, the Warrants and the UPO and consummation of the transactions contemplated hereby and thereby do not and will not: (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company is a party or by which the Company or any of its properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, or (iv) trigger a reset or repricing of any outstanding securities of the Company, except in the case of subsections (i) and (iii) for any default, conflict, Lien or violation that would not have or could reasonably be expected to result in a Material Adverse Change, and

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in the case of subsection (i) regarding consent, except for such consents as may have previously been obtained (with copies of such consents, if any, made available to the Underwriters).

(q)                                 The Company has all consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and each such Consent is valid and in full force and effect, except which (individually or in the aggregate), in each such case, would not reasonably be expected to result in a Material Adverse Change.  The Company has not received notice (whether written or, to the Company’s knowledge, verbal) of any investigation or proceedings which results in or, if decided adversely to the Company could reasonably be expected to result in, the revocation of, or imposition of a restriction on, any Consent, except such restriction or revocation of such Consent which (individually or in the aggregate), in each such case, would not reasonably be expected to result in a Material Adverse Change.  No Consent contains any material restriction that has not been adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(r)                                    The Company has filed with the Commission a Form 8-A (File Number [      ]) providing for the registration of the Units, Common Stock and the Warrants (the “Form 8-A Registration Statement”).  The Units, Common Stock and the Warrants are registered pursuant to Section 12(b) under the Exchange Act. The Form 8-A Registration Statement was declared effective by the Commission on or prior to the date hereof.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Units, Common Stock and the Warrants under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

(s)                                   The Units, Common Stock and the Warrants have been approved for listing on the Nasdaq Capital Market (the “Exchange”) subject to notice of issuance on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, delisting the Units, Common Stock or the Warrants from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing.

(t)                                    No consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic is required for the execution, delivery and performance of this Agreement, the Warrants, the Warrant Agreements, or the UPO or consummation of each of the transactions contemplated by this Agreement, including the issuance, sale and delivery of the Securities to be issued, sold and delivered hereunder, except (i) such as may have previously been obtained (with copies of such consents, if any, made available to the Underwriters), (ii) the registration under the Securities Act of the Securities, which has become effective, (iii) such consents as may be required under state securities or blue sky laws or the by-laws and rules of the Exchange, and (iv) by FINRA in connection with the purchase and distribution of the Securities by the Underwriters, each of which has been obtained and is in full force and effect.

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(u)                                 Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company is a party or of which any property, operations or assets of the Company is the subject which, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated.

(v)                                 The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act, and present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited financials which are subject to normal year end adjustments and do not contain certain footnotes. The supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus. The other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the General Disclosure Package and the Prospectus and the books and records of the Company.  There are no material off-balance sheet arrangements (as defined in item 303 of Regulation S-K).

(w)                               There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus have been properly compiled and prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and include all adjustments necessary to present fairly in accordance with GAAP the pro forma and pro forma as adjusted financial position of the Company at the respective dates indicated and the Company’s cash flows and the results of operations for the respective periods specified. The assumptions used in preparing the pro forma and pro forma as adjusted financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein. The related pro forma and pro forma as adjusted adjustments give appropriate effect to those assumptions; and the pro forma and pro forma as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(x)                                 The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and

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accurate, and such data agrees with the sources from which they are derived.  The Company is not required under the Securities Act and the Rules and Regulations to obtain any written consents to use such data from such sources.

(y)                                 The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are designed to ensure that the information relating to the Company is made known to the principal executive officer and the principal financial officer.  The Company maintains a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited balance sheet included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(z)                                  Neither the board of directors nor the audit committee has been informed, nor is any executive officer of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(aa)                          Neither the Company nor any of its Affiliates (as defined in the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units; provided, however, the Company makes no such representation or warranty with respect to actions of any Underwriter or any Affiliate or agent of any Underwriter.

(bb)                          Neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act or the Rules and Regulations with the offer and sale of the Units pursuant to the Registration Statement. Except as disclosed in the Registration Statement, the General Disclosure Package, and the Prospectus, neither the Company nor any of its Affiliates has sold or issued any securities during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or Regulation S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or employee compensation plans or pursuant to outstanding options, rights or warrants.

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(cc)                            To the knowledge of the Company, all information contained in the questionnaires completed by each of the Company’s officers, directors and 5% holders immediately prior to the Offering and provided to the Representative as well as the biographies of such officers and directors in the Registration Statement are true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by the directors and officers to become inaccurate and incorrect in any material respect.

(dd)                          To the knowledge of the Company, no director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his or her ability to be and act in his or her respective capacity of the Company.

(ee)                            The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

(ff)                              No relationship, direct or indirect, exists between or among any of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or, to the knowledge of the Company, any Affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has not, in violation of Sarbanes-Oxley directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(gg)                            The Company is in compliance with the rules and regulations promulgated by the Exchange (to the extent applicable to the Company prior to the listing of the Common Stock on the Exchange), except for such violations which, individually or in the aggregate, would not result in a Material Adverse Change.

(hh)                          The Company has entered into: (i) a Warrant Agreement, effective as of        , 2015, with American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent”), in the form filed as Exhibit       to the Registration Statement (the “Class A Warrant Agreement”), pursuant to which the Warrant Agent will act as the Company’s warrant agent for the Class A Warrants and (ii) a Warrant Agreement, effective as of        , 2015, with the Warrant Agent in the form filed as Exhibit       to the Registration Statement (the “Class B Warrant Agreement”), pursuant to which the Warrant Agent will act as the Company’s warrant agent for the Class B Warrants. The Class A Warrant Agreement and the Class B Warrant Agreement shall collectively be referred to as the “Warrant Agreements”. The Warrant

14

Agreements are in full force and effect, and neither the Company nor, to the Company’s knowledge, the Warrant Agent is in material breach or default under the Warrant Agreements and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would reasonably likely constitute a material breach or default under the Warrant Agreements.

(ii)                                  The Company owns or leases all such properties (other than intellectual property, which is covered by Section 2(jj)) as are necessary to the conduct of its business as presently operated as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all Liens except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) or that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made of such property by the Company.  Any real property and buildings held under lease or sublease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company. The Company has not received any notice (whether written or verbal) of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company except for such claims which, if successfully asserted against the Company, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(jj)                                The Company: (i) owns, possesses, or has the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of its businesses as being conducted and as described in the Registration Statement, the General Disclosure and Prospectus, and (ii) has no knowledge that such conduct of its business conflicts or will conflict with the rights of others, and it has not received any written notice of any claim of conflict with any right of others. Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not granted or assigned to any other Person any right to sell any of the products or services of the Company.  To the Company’s knowledge, (A) there is no infringement by third parties of any such Intellectual Property; (B) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; and (C) there are no facts which would form a reasonable basis for any such claim set forth in subsection (B) of this Section 2(jj).  There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any intellectual property rights of others, and the Company is unaware of any facts which would form a reasonable basis for any such claim. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property. The Company, and to the Company’s knowledge its patent counsel, have complied with the duty of candor and good faith in dealing with the U.S. Patent and Trademark Office and any similar duties in dealing with similar foreign intellectual property offices. To the Company’s knowledge,

15

there are no material defects in the preparation and filing of any of the Company’s patents and patent applications. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any claim for royalties or other compensation from any Person, including any employee of the Company who made inventive contributions to Company’s technology or products that are pending or unsettled, and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus the Company does not and will not have any obligation to pay royalties or other compensation to any Person on account of inventive contributions.

(kk)                          The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the applicable provisions of the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other document (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the foreign, federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in material breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder, in any such case, which would result in a Material Adverse Change.

(ll)                                  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(mm)                  The disclosures in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(nn)                          The Company has accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and has paid or made provision for the payment of all material taxes, assessments, governmental

16

or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns, whether or not such amounts are shown as due on any tax return (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company) GAAP and except for such taxes, assessments, governmental or other similar charges the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No deficiency assessment with respect to a proposed adjustment of the Company’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company.

(oo)                          No labor disturbance or dispute by or with the employees of the Company which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change, currently exists or, to the Company’s knowledge, is threatened. The Company is in compliance in all material respects with the labor and employment laws applicable to its employees.

(pp)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and would not be reasonably expected, individually or in the aggregate, to result in a Material Adverse Change, the Company has at all times operated its business in material compliance with all material Environmental Laws (as hereinafter defined), and no material expenditures are or will be required in order to comply therewith. The Company has not received any notice (whether written or, to the Company’s knowledge, verbal) or communication that relates to or alleges any actual or potential violation or failure to comply with any Environmental Laws that would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Change. As used herein, the term “Environmental Laws” means all applicable laws and regulations, including any licensing, permits or reporting requirements, and any action by a federal state or local government entity pertaining to the protection of the environment, protection of public health, protection of worker health and safety, or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. § 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 690-1, et seq., and the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.

(qq)                          As to each product candidate subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) and/or the jurisdiction of the non-U.S. counterparts thereof that is studied, by the Company (each such product, a “Product”), such Product is being studied by the Company in compliance with all applicable requirements under FDCA and/or similar laws, rules and regulations relating to, among others, investigational use, good manufacturing practices, good laboratory practices, good clinical practices, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Change.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus,

17

the Company currently has no products that have been approved by the FDA or any non-U.S. counterparts thereof to be (i) manufactured, packaged, labeled, and/or distributed for sale and/or marketing or (ii) sold and/or marketed. To the Company’s knowledge, there is no pending, completed or, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory or disciplinary proceeding, charge, complaint, or investigation) against the Company and the Company has not received any notice, warning letter or other communication from the FDA or any other governmental entity or any non-U.S. counterparts thereof, which (i) contests the investigational use of, manufacturing or packaging of, the study of, or the labeling of any Product, (ii) requests the recall, suspension, or seizure of any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any principal investigator, (iv) enjoins production at any facility of the Company, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company, (vi) debars or suspends, proposes for debarment, or declares ineligible any Company executive, director, employee or personnel, or (vii) otherwise alleges any violation of any laws, rules or regulations by the Company, and which, either individually or in the aggregate, would have a Material Adverse Change. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA and non-U.S. counterparts thereof.  The Company has not been informed by the FDA or any non-U.S. counterparts thereof that such agency will prohibit the marketing, distribution, sale, or use of any Product nor has the FDA or a non-U.S. counterpart thereof provided any written notice that could reasonably be expected to preclude the approval for marketing and sale of any Product.

(rr)                                The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except where the failure to be so conducted would not have a Material Adverse Change. The descriptions of the results of such studies and tests that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of other material studies or tests the results of which are materially inconsistent with or otherwise materially call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests. For the avoidance of doubt, the Company makes no representation or warranty that the results of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company will be sufficient to obtain governmental approval from the FDA or any foreign, state or local governmental body exercising comparable authority or that additional studies, tests or preclinical or clinical trials will reach similar results or conclusions.

(ss)                              Except as would not result in a Material Adverse Change, the Company has not failed to file with the applicable regulatory authorities (including the FDA or any foreign,

18

federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed for the Company’s business operation as currently conducted. All such filings were in material compliance with applicable laws and regulations when filed and no material deficiencies have been asserted in writing by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions. The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body (including, without limitation, those administered by FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) required for the conduct of the Company’s business as currently conducted, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Change.

(tt)                                To the extent required by Form S-1 promulgated under the Securities Act, the Registration Statement, the General Disclosure Package and the Prospectus identify each employment, severance or other similar agreement, arrangement or policy and each material arrangement providing for insurance coverage, benefits, bonuses, stock options, or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which: (i) is entered into, maintained or contributed to, as the case may be, by the Company and (ii) covers any officer or director or former officer or former director of the Company. These contracts, plans and arrangements are referred to collectively in this Agreement as the “Benefit Arrangements.” Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to that Benefit Arrangement in each case except where the failure to comply is not reasonably likely to result in a Material Adverse Change.

(uu)                          There are no business relationships or related party transactions involving the Company or, to the knowledge of the Company, any other person that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that have not been described as required.

(vv)                          The conditions for use of Form S-1 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

(ww)                      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the execution of this Agreement, the Warrant Agreements, the Warrants, or the UPO nor the consummation of the Offering constitutes a triggering event under any Benefit Arrangement or any other employment contract, whether or not legally enforceable, which will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of the Company other than an event that is not material to the financial condition or business of the Company.

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(xx)                          Neither the Company nor, to the Company’s knowledge, any of its employees or agents has at any time during the last three (3) years: (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official or other Person charged with similar public or quasi-public duties in the United States, in each case other than payments that are not prohibited by the laws of the United States or any jurisdiction thereof.

(yy)                          Neither the Company nor, to the Company’s knowledge, any of its officers, directors, employees or Affiliates has offered, or caused the Underwriters to offer, the Units to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a journalist or publication to write or publish favorable information about the Company, or its products or services.

(zz)                            The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements and money laundering statutes of the United States and, to the Company’s knowledge, all other applicable jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aaa)                   Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bbb)                   Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company has engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, the National Defense Authorization Act for Fiscal Year 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012 or any Executive Order relating to any of the foregoing (collectively, and as each may be amended from time to time, the “Iran Sanctions”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of engaging in any activities sanctionable under the Iran Sanctions.

(ccc)                      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company does not have any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Units by the

20

Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company, on the one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Units contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus that have not otherwise been disclosed by the Company.

(ddd)                   [INTENTIONALLY OMITTED.]

(eee)                      Since that date of the Preliminary Prospectus included in the Registration Statement first submitted to the Commission on December 20, 2013 (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication (as defined herein)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(fff)                         The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined herein) other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ggg)                      At the time of filing the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.

(hhh)                   As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the actual knowledge of the executive officers and directors of the Company who are named in the Prospectus, with the assumption that such executive officers and directors shall have made a reasonable inquiry of the matters presented.

(iii)                               Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Loeb & Loeb LLP (“Underwriters’ Counsel”) shall be deemed to be a representation and warranty by the Company to each Underwriter listed on Schedule I hereto as to the matters covered thereby.

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(jjj)                            The Second Amended and Restated Investors’ Rights Agreement, dated July 11, 2014 (as amended, the “Investors’ Rights Agreement”), is in full force and effect.  Each holder of all series of the Company’s preferred stock is a signatory to the Investors Rights Agreement. The Investors’ Rights Agreement shall remain in full force and effect for a period of no less than 180 days after the Effective Date, unless otherwise consented to by the Representative.

3.                                      Offering. Upon authorization of the release of the Units by the Representative, the Underwriters propose to offer the Units for sale to the public upon the terms and conditions set forth in the Prospectus.

4.                                      Covenants of the Company. The Company acknowledges, covenants and agrees with the Representative that:

(a)                                 The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing.

(b)                                 During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act is no longer required to be provided), in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects in writing within 36 hours of delivery thereof to the Representative and its counsel.

(c)                                  After the date of this Agreement, the Company shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing the Common Stock from any securities exchange upon which they are listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its commercially reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were

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received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d)                                 (i)  During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as reasonably necessary to permit the continuance of sales of or dealings in the Units as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package ) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the reasonable opinion of the Company or its counsel or the Representative or Underwriters’ Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package ) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative and will amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii)                                  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representative and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)                                  The Company has delivered or will promptly deliver to the Underwriters and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company has delivered or will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. Prior to 10:00 a.m., New York time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City or such other location as reasonably acceptable to the Underwriters in such quantities as the Underwriters may reasonably request.

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(f)                                   The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

(g)                                  If the Company elects to rely on Rule 462(b) under the Securities Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Securities Act by the earlier of: (i) 10:00 p.m., New York City time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(h)                                 The Company will use its commercially reasonable efforts, in cooperation with the Representative, at or prior to the time of effectiveness of the Registration Statement, to qualify the Units for offering and sale under the securities laws relating to the offering or sale of the Units of such jurisdictions, domestic or foreign, as the Representative may reasonably designate and to maintain such qualification in effect for so long as required for the distribution thereof (but in no event for a period to exceed one year from the date of this Agreement), except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction, to execute a general consent to service of process in any such jurisdiction, or to subject itself to taxation in any such jurisdiction if it is otherwise not so subject.

(i)                                     During the 180 day period following the Closing Date neither the Company nor any successor to the Company shall undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Representative.  Notwithstanding the provisions set forth in the immediately preceding sentence, the Company may, without the prior written consent of the Representative:

(1)                                 issue Securities to the Underwriters pursuant to this Agreement,

(2)                                 issue the UPO and the Representative’s Securities pursuant to the terms of the UPO,

(3)                                 issue restricted Common Stock, shares of Common Stock, options to purchase shares of Common Stock and other securities convertible into shares of Common Stock, in each case pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement,

(4)                                 issue shares of Common Stock upon the exercise of stock options or other securities convertible into shares of Common Stock issued under stock option or other equity incentive plans referred to in clause (3) above, as those plans are in effect on the date of this Agreement,

(5)                                 issue shares of Common Stock upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, and

(6)                              issue shares of Common Stock pursuant to transactions described in the General Disclosure Package and the Prospectus, including the issuance of shares of Common Stock upon the conversion of the Company’s preferred stock.

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(j)                                    During the 180 day period following the Closing Date, the Company will not file any registration statement relating to the offer or sale of any of the Company’s securities (other than the Securities being offered pursuant to this Agreement), without the consent of the Representative, except for Form S-8 filed in connection with a Company stock option plan.

(k)                                 Following the Closing Date, the Company and any of the individuals listed on Schedule III hereto (the “Lock-Up Parties”), subject to the exceptions set forth in the agreement substantially in the form attached hereto as Annex I (the “Lock-up Agreement”), shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement during the period that their respective lock-up agreements are in effect. The Company will deliver to the Representative the agreements of the Lock-Up Parties to the foregoing effect prior to the date of this Agreement, which agreements shall be substantially in the form attached hereto as Annex I.

(l)                                     If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 4(k) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by (i) a press release substantially in the form of Annex V hereto through a major news service or (ii) any other method that satisfies the obligations described in FINRA Rule 5131(d)(2) at least two Business Days before the effective date of the release or waiver.

(m)                             The Company, at its expense, shall register with and, for a period of three (3) years after the Closing Date, keep current, its registration in the Standard & Poor’s Corporation Records Services (including annual report information).

(n)                                 For a period of at least three (3) years from the Effective Date, the Company shall retain a nationally recognized PCAOB registered independent public accounting firm reasonably acceptable to the Representative.  The Representative acknowledges that the Auditor is acceptable to the Representative.

(o)                                 The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, for a period ending at 5:00 p.m. Eastern time on the first Business Day following the twenty-fifth (25th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(p)                                 The Company will retain a transfer agent for the Company’s Common Stock reasonably acceptable to the Representative for a period of at least three (3) years following the Closing Date.  The Representative acknowledges that American Stock Transfer Company is acceptable to the Representative.

(q)                                 The Company will apply the net proceeds from the sale of the Units as set forth under the caption “Use of Proceeds” in the Prospectus.

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(r)                                    The Company will use its commercially reasonable efforts to effect and maintain the listing on the Nasdaq Stock Market, the NYSE, or the NYSE MKT of the (i) Units until the Unit Separation Date and (ii) the Common Stock, the Class A Warrants and the Class B Warrants from the Unit Separation Date until at least three (3) years after the Closing Date; provided, however, with respect to the Class A Warrants and the Class B Warrants, such earlier time upon which such Warrants are no longer outstanding or exercisable.

(s)                                   The Company will, and will cause its legal counsel and transfer agent to enforce the restriction on the sale and transfer of Company securities set forth in Section 2.11 of the Investors’ Rights Agreement.  Neither the Company, nor any of the Company’s legal counsel will approve any request for removal of the legend on certificates evidencing such holders’ shares or any other request by the holders signatory to the Investors’ Rights Agreement, which request would or could result in a violation of Section 2.11, unless such request would fall within the exceptions set forth in the Lock-up Agreement in which case such request could be satisfied.  The Company shall send written instructions to its transfer agent that any such requests from holders received directly by the transfer agent should be rejected.  Furthermore, the Company shall not agree to any amendment or waiver of Section 2.11 of the Investors’ Rights Agreement, without the prior consent of the Representative.

(t)                                    The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) 180 days’ following the date of this Agreement.

(u)                                 If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(v)                                 The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(w)                               The Company will use its commercially reasonable efforts to do and perform all things required by the Company to be done or performed prior to the Closing Date under this Agreement by the Closing Date, and to satisfy all conditions precedent to the delivery of the Units.

(x)                                 The Company will not take, and will use its commercially reasonable efforts to cause its Affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the

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stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(y)                                 The Company shall cause to be prepared and delivered to the Representative, at its expense, within two (2) Business Days from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representative in its reasonable discretion, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Units for at least the period during which a Prospectus relating to the Units is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representative, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time).

(z)                                  The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and the Representative represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Representative represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(aa)                          The Company hereby grants the Representative the right of first refusal for a period of fifteen (15) months from the Effective Date to act as lead managing underwriter and sole bookrunner and/or lead placement agent with respect to any offering of public and private equity, equity-linked or debt offerings (excluding commercial bank debt and credit facility offerings) with at least 75% of the economics if the Company, any successor to the Company or any subsidiaries has elected to employ a banker with respect to such offering.  The Representative shall be required to exercise such right of first refusal, if the Representative so elects, within ten (10) Business Days of the receipt of a notice from the Company outlining the proposed terms of an offering and if the Representative fails to accept in writing any such proposal within such ten (10) Business Day period, then the Representative will have no claim or right with respect to such offering.  The Representative’s decision at any time upon receipt of

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such notice(s), not to exercise such right with respect to such offering, shall not result in the termination of such right of first refusal.  The fifteen (15) month right of first refusal period shall not be extended without the prior written consent of the Company in its sole and absolute discretion, and if extended, shall not have a duration of more than three (3) years from the date of commencement of sales of the Units pursuant to this Offering. It is understood and agreed that the Company and the Representative shall comply with the requirements of FINRA Rules 5110(f)(2)(D) and 5110(f)(2)(E) with respect to the right of first refusal described in this Section 4(aa).

(bb)                          For a period of six (6) months from the Effective Date, the Company, at its expense, shall, for the first month from the Effective Date, provide the Representative on a weekly basis a copy of the Company’s weekly transfer sheets and, following the first month from the Effective Date, upon the prior request of the Representative, the Company shall use its commercially reasonable efforts to provide to the Representative on a monthly basis a copy of the Company’s weekly transfer sheets from the previous month and securities positions listings.

(cc)                            For so long as the Warrants are outstanding, the Company will maintain the Warrant Agreements in full force and effect with the Warrant Agent or a transfer agent of similar competence and quality.

5.                                      Payment of Expenses.

a)             Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder including the following:

i.                                          all filing fees and communication expenses relating to the registration of the Securities to be sold in the Offering with the Commission and the filing of the offering materials with FINRA;

ii.                                       all fees and expenses relating to the listing of the Securities on the Exchange;

iii.                                    all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as Representative may reasonably designate;

iv.                                   the costs of all mailing and printing of a reasonable quantity of the underwriting documents (including this Agreement, any blue sky surveys and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto as the Representative may reasonably deem necessary;

v.                                      the costs of preparing, printing and delivering certificates representing the Securities;

vi.                                   fees and expenses of the transfer agent for the Securities;

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vii.                                stock transfer taxes, if any, payable upon the transfer of the Units from the Company to the Representative;

viii.                             the fees and expenses of the Company’s accountants;

ix.                                   and the fees and expenses of the Company’s legal counsel and other agents and representatives.

b)             The Company shall pay the Underwriters a non-accountable expense allowance in an amount equal to 1.5% of the gross proceeds from the sale of the Firm Units in the Offering (the “Expense Allowance”), for certain of their expenses incurred relating to this Offering, such as background check fees, cost for book building, prospectus tracking and compliance software and expenses for the road show, but excluding any legal fees.  In addition, the Company shall reimburse the Underwriters for their legal fees incurred relating to this Offering in an aggregate amount up to $100,000 (the “Legal Cost Reimbursement”).  The Representative, on behalf of itself and the Underwriters, acknowledge and agree that the sum of the Expense Allowance and the Legal Cost Reimbursement represents the maximum amount of fees, disbursements and expense incurred by the Underwriters relating to the Offering for which the Company shall be responsible. The Company shall provide funds to pay all such fees, expenses and disbursements the Expense Allowance and the Legal Cost Reimbursement at the Closing of the Offering.

Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated by the Company, pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will pay the out-of pocket expenses actually incurred as allowed under FINRA Rule 5110 by the Underwriters through the date of such termination (including the Legal Cost Reimbursement) in an aggregate amount not to exceed $100,000.

6.                                      Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Units or the Option Units, as the case may be, as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder that are required to be performed or satisfied prior to the applicable Closing Date, and (iv) each of the following additional conditions. For purposes of this Section 6, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Units or the Option Units, as the case may be, and each of the foregoing and following conditions must be satisfied as of each Closing.

(a)                                 The Registration Statement shall have become effective and all necessary regulatory or listing approvals shall have been received not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Representative. If the Company shall have elected to rely upon Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms hereof and a form of the Prospectus containing information relating

29

to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date or the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Representative’s satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b)                                 The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading; provided, however, that if in the Representative’s opinion such deficiency is curable Representative shall have given the Company reasonable notice of such deficiency and a reasonable chance to cure such deficiency.

(c)                                  The Representative shall have received the written opinion and negative assurance letter of (i) Morgan, Lewis & Bockius LLP, the legal counsel for the Company, dated as of the Closing Date and addressed to the Representative substantially in the form attached hereto as Annex II and (ii) Zoelex PLLC, intellectual property counsel to the Company dated as of the Closing Date and addressed to the Representative substantially in the form attached hereto as Annex III.

(d)                                 The Representative shall have received a certificate of the Chief Executive Officer and Chief Financial Officer (or the person acting in such capacity) of the Company, dated as of each Closing Date to the effect that: (i) as of the date hereof and as of the applicable Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate in all material respects, (ii) as of the applicable Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iii) the Company has not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the Commission and (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change or any development that would give rise to a Material Adverse Change, whether or not arising from transactions in the ordinary course of business.

(e)                                  On the date of this Agreement and on the Closing Date, the Representative shall have received a “cold comfort” letter from the Auditor as of the date of delivery and addressed to

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the Representative and in form and substance reasonably satisfactory to the Representative and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other financial matters contained in the Registration Statement and the Prospectus covered by such letter.

(f)                                   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, except as set forth in the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity or properties of the Company including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the sole judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(g)                                  Prior to the execution and delivery of this Agreement, the Representative shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached hereto as Annex I.

(h)                                 The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Units, Common Stock, Class A Warrants and Class B Warrants shall be listed and admitted and authorized for trading on the Exchange and satisfactory evidence of such action shall have been provided to the Representative in the Representative’s reasonable discretion.  The Company shall have taken no action specifically designed to, or reasonably likely to have the effect of terminating the registration of the Common Stock, under the Exchange Act, or delisting or suspending from trading the Units, Common Stock, Class A Warrants and Class B Warrants from the Exchange (other than the delisting of the Units on the Unit Separation Date), nor has the Company received any written information suggesting that the Commission or the Exchange is contemplating terminating such registration of listing.  The Securities shall be DTC eligible.

(i)                                     FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)                                    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Units or materially and adversely affect the business or operations of the Company.

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(k)                                 The Company shall have furnished the Representative with a Certificate of Good Standing for the Company certified by the Secretary of State of Delaware as of a recent date.

(l)                                     The Company shall have furnished the Representative and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(m)                             Solely with respect to the Closing Date for the Firm Units, there shall have been issued to the Representative, the UPO in the form attached hereto as Annex IV.

(n)                                 The Company shall have furnished the Representative with a copy of the written instructions delivered pursuant to Section 4(s).

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement (or is not otherwise waived in writing by the Representative), or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the consummation of the Closing. Notice of such cancellation shall be given to the Company in writing or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

7.                                      Indemnification.

(a)                                 The Company agrees to indemnify and hold harmless each Underwriter, its officers, directors and employees, and each Person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise(including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), or (B) any Issuer Free Writing Prospectus, any Testing-the-Waters Communications or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Units, and any road show or investor presentations made to investors by the Company (whether in person or electronically) (collectively “Marketing Materials”); or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon

32

any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus, any Testing the Waters Communications or any other Marketing Materials, in reliance upon and in conformity with the Underwriters’ Information.

(b)                                 Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Units to be purchased by such Underwriter hereunder. The parties agree that such information provided by or on behalf of any Underwriter through the Representative consists solely of the material referred to in the last sentence of Section 2(a) hereof.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel

33

reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within 30 days after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense in the indemnified parties reasonable judgment after providing five Business Days notice of such failure to diligently defend the action and such failure continues, or (iv) such indemnified party or parties, upon the written advice of counsel, shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for the Underwriters.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8.                                      Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are

34

appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of each of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8: (i) no Underwriter shall be required to contribute any amount in excess of the discounts and commissions applicable to the Units underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Units to be purchased by each of the Underwriters hereunder and not joint.

9.                                      Underwriter Default.

(a)                                 If any Underwriter or Underwriters shall default in its or their obligation to purchase the Firm Units hereunder, and if the Firm Units with respect to which such default

35

relates (the “Default Units”) do not (after giving effect to arrangements, if any, made by the Representative pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Units to be purchased on such date, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Units that bears the same proportion of the total number of Default Units then being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as the Representative in its sole discretion shall make provided that the total number of Default Units shall not be reduced by such adjustment.

(b)                                 In the event that the aggregate number of Default Units exceeds 10% of the number of the Firm Units to be purchased on such date, the Representative may in its discretion arrange for itself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Units on the terms contained herein. In the event that within 48 hours after such a default the Representative does not arrange for the purchase of the Default Units as provided in this Section 9, (i) this Agreement shall thereupon terminate if such Default Units relate to the Firm Units, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8 and 11(d)) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder or (ii) with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Units that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non defaulting Underwriter.

(c)                                  In the event that any Default Units are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date for a period, not exceeding five (5) Business Days, in order to effect whatever changes may thereby be necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Units.

10.                               Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including the agreements contained in Sections 5, 10, 14 and 15, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling Person thereof or by or on behalf of the Company, any of its officers and directors or any controlling Person thereof, and shall survive delivery of and payment for the Units to and by the Underwriters. The covenants and agreements contained in Sections 5, 7, 8, this Section 10 and Sections 12, 13, 14 and 15 hereof shall survive any termination of this Agreement, including

36

termination pursuant to Section 9 or 11 hereof. The representations and covenants contained in Sections 2, 3 and 4 hereof shall survive termination of this Agreement if any Units are purchased pursuant to this Agreement.

11.                               Effective Date of Agreement; Termination.

(a)                                 This Agreement shall become effective upon the later of: (i) receipt by the Representative and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement.

(b)                                 The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted the market for the Company’s securities or securities in general in the United States; or (ii) trading generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been wholly suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq Stock Market or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) a banking moratorium has been declared by any New York or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the reasonable judgment of the Representative, is so material and adverse and that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Units on the terms and in the manner contemplated by the Prospectus.

(c)                                  Any notice of termination pursuant to this Section 11 shall be in writing.

(d)                                 In the event this Agreement is terminated for any reason, the Representative shall contemporaneously terminate the agreements referred to in Section 4(k) entered into with the Lock-Up Parties.

If this Agreement shall be terminated pursuant to any of the provisions hereof or if the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Representative, pay the out-of pocket expenses actually incurred as allowed under FINRA Rule 5110 by the Underwriters through the date of such termination (including the Legal Cost Reimbursement) in an aggregate amount not to exceed $100,000.

12.                               Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)                                 if sent to the Representative or any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to:

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Maxim Group LLC
405 Lexington Avenue
New York, New York 10174
Attention: Clifford A. Teller, Executive Managing Director of Investment Banking,
Fax: 212-895-3555

with a copy to Underwriters’ Counsel at:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell Nussbaum, Esq.
Fax: 212-407-4990

(b)                                 if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

13.                               Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling Persons and their respective successors, officers, directors, heirs and legal representative, and it is not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Units from any of the Underwriters.

14.                               Submission of Jurisdiction; Governing Law;

1.                                      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Each of the Company, the Representative and the Underwriters irrevocably (a) submits to the jurisdiction of any court of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Prospectus (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY

38

LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS), THE REPRESENTATIVE AND THE UNDERWRITERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, AND THE PROSPECTUS.

15.                               Entire Agreement. This Agreement, together with the exhibits, schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. For the avoidance of doubt, this Agreement shall supersede the terms of that certain Engagement Letter, dated September   , 2015 entered into by and between the Company and the Representative and such engagement letter shall have no further force or effect from and after the date of this Agreement.

16.                               Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

17.                               Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18.                               Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19.                               No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s Units. The Company further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Units, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated

39

hereby or the process leading thereto, including any negotiation related to the pricing of the Units; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20.                               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

21.                               Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22.                               Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any day on which the major stock exchanges in New York, New York are not open for business.

[Signature Pages Follow]

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If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

CERECOR INC.

By:
Name: Blake M. Paterson
Title: President and Chief Executive Officer

Accepted by the Representative, acting for themselves and as
Representative of the Underwriters named on Schedule I attached hereto, as of the date first written above:

MAXIM GROUP LLC

By:
Name: Clifford A. Teller
Title: Executive Managing Director,
Investment Banking

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CERECOR INC.

SCHEDULE I

Name of Underwriter	Number of Firm Units Being Purchased
Maxim Group LLC
Laidlaw & Company (UK) Ltd.

SCHEDULE II

Free Writing Prospectus

Issuer Free Writing Prospectus, Filed Pursuant to Rule 433 of the Securities Act of 1933, dated September 22, 2015, relating to Preliminary Prospectus dated September 8, 2015, and filed with the Securities and Exchange Commission on September 22, 2015.

SCHEDULE III

Lock-Up Parties

2

ANNEX I

FORM OF LOCK-UP AGREEMENT

3

ANNEX IV

Form of UPO

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

UNIT PURCHASE OPTION

FOR THE PURCHASE OF

[    ] UNITS AND UNDERLYING SECURITIES

OF

CERECOR INC.

Purchase Option No. [ ]	Original Issue Date: , 2015

1. Purchase Option.

1.1                         Cerecor Inc., a Delaware corporation (the “Company”), hereby certifies that, in consideration of $100 and other good and valuable consideration, including as partial compensation for its services as underwriter to the Company, Maxim Group, LLC or its registered assigns (the “Holder”), is entitled to at any time and from time to time commencing on October [   ], 2015, the effective date of the Registration Statement (the “Effective Date”), and expiring at or before 5:00 p.m., New York City local time on October [  ], 2020, the fifth anniversary of the Effective Date (the “Expiration Date”), but not thereafter, subscribe for, purchase and receive, in whole or in part, up to [            ] ([        ]) units(1) (the “Units”) of the Company.  If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option shall expire on the next succeeding day that is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Purchase Option.

1.2                         Each Unit consists of and shall, upon exercise hereof, be immediately divisible upon exercise into (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) one Underwriters’ Class A warrant (“Class A Warrant”) to purchase one share of Common Stock and (iii) one Underwriters’ Class B warrant to purchase one-half of one share of Common Stock (“Class B Warrant” and together with the Class A Warrants, the “Warrants”); provided however, that due to the expiration of the Warrants

(1)  1% of the units sold in this offering (excluding the over-allotment).

in accordance with their terms, each such Unit will consist solely of (a) one share of Common Stock and (b) one Class A Warrant beginning on the first day following the eighteen month anniversary of the Closing Date (as defined in the Underwriting Agreement (the “Underwriting Agreement”) between the Company and Maxim Group, LLC, (the “Representative”) and the other underwriters named therein, dated the Effective Date); and provided further, that each such Unit will consist solely of one share of Common Stock beginning on the first day following the thirty-six month anniversary of the Closing Date. No actual Units shall be issued upon exercise of this Purchase Option, and upon exercise hereof and payment of the applicable Exercise Price as provided for herein, the Holder shall be entitled to receive shares of Common Stock, Class A Warrants and Class B Warrants, as the case may be.  All references in this Purchase Option to “Units” shall refer to the purchase of the Common Stock, Class A Warrants and Class B Warrants, as the case may be, that each Unit is divisible into.

1.3              Each Class A Warrant and Class B Warrant, upon the exercise of this Purchase Option, shall be issued pursuant to the terms of a Underwriters’ Class A Warrant Agreement and Underwriters’ Class B Warrant Agreement substantially in the forms attached hereto as Exhibit A and Exhibit B, respectively.

1.4              This Purchase Option is initially exercisable at $[        ] per Unit(2) (the “Initial Exercise Price”); provided however, that the exercise price shall be reduced to $[        ] on the date that is the day after the eighteen month anniversary of the Closing Date (such reduction in exercise price equaling the value of the Class B Warrant included as part of the Initial Exercise Price, the “Eighteen Month Exercise Price”); and provided further, that the exercise price shall be reduced to $[        ] on the date that is the day after the thirty-six month anniversary of the Closing Date (such reduction in exercise price equaling the value of the Class A Warrant included as part of the Initial Exercise Price, the “Thirty-Six Month Exercise Price” and together with the Initial Exercise Price and the Eighteen Month Exercise Price, the “Exercise Price”). The number of shares of Common Stock and Warrants purchasable hereunder and the Exercise Price are subject to adjustment as provided in this Purchase Option.

1.5              Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (5) the Company authorizes the voluntary dissolution, liquidation or winding up of affairs of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

(2)  115% of the public offering price per Unit in the offering.

“Offering” has the meaning as set forth in that certain Underwriting Agreement, dated as of October [  ], 2015, by and between the Company and the Representative, as the representative of the Underwriters named on Schedule I thereto.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Purchase Option.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated October [  ], 2015 filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the shares of Common Stock included in the Units, the Class A Warrants, the Class B Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2. Exercise.

2.1 Exercise. This Purchase Option may be exercised by the Holder in whole or in part at any time or in part from time to time commencing on the Effective Date and before the Expiration Date by: (x) delivering a (the “Exercise Notice”) attached hereto as Annex I (duly executed by the Holder) and (y) making payment of the Exercise Price in cash, certified or official bank check payable to the order of the Company or wire transfer of immediately available funds (to an account designated by the Company), in any case in an amount obtained by multiplying (a) the number of Units designated by the Holder in the Exercise Notice by (b) the Exercise Price then in effect. In the event of a partial exercise or assignment hereof, the Company shall issue and deliver to or upon the order of the Holder a new Purchase Option of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of applicable transfer taxes) may request, evidencing the right to purchase the aggregate number of Units for which such Purchase Option may still be exercised. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m. New York City local time on the Expiration Date, this Purchase Option automatically shall become and be void, without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Cashless Exercise. If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Common Stock underlying the Units, the Warrants underlying the Units and the shares of Common Stock underlying the Warrants (collectively, the

“Registrable Securities”), the Holder may notify the Company in the Exercise Notice of its election to utilize cashless exercise (the “Conversion Right”), in which event the Company shall issue to the Holder the underlying components of that number of Units (including Warrants, if such Warrants form part of the Unit at the time of such Conversion Rights as described in Section 1.2 hereof) determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Units to be issued to the Holder.

Y = the number of Units with respect to which this Purchase Option is being exercised.

A = the Fair Market Value of the Units.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the components of the Units issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the components of Units shall be deemed to have commenced, on the date this Purchase Option was originally issued, subject to the rules and regulations set forth under the Securities Act.

As used herein, the term “Fair Market Value” per Unit at any date shall mean the sum of (i) the Current Market Price of the Common Stock underlying one Unit, which shall not include the shares of Common Stock underlying the Class A Warrants and Class B Warrants included in such Unit, as applicable, and (ii) the Current Market Price of the Class A Warrants and (iii) the Current Market Price of the Class B Warrants.

As used herein, the term “Current Market Price” shall mean (I) with respect to the Common Stock, (i) if the Common Stock is listed on a Trading Market, the closing price of the Common Stock in the principal Trading Market for the Common Stock, on such Trading Market on the trading day immediately prior to the date the Exercise Notice is submitted to the Company in connection with the exercise of this Purchase Option; (ii) if the Common Stock is not listed on a Trading Market, but are traded in the over-the-counter market, the closing bid price for the Common Stock on the trading day immediately preceding the date the Exercise Notice is submitted in connection with the exercise of this Purchase Option for which such quotations are reported by the OTC Marketplace or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as shall be determined by the Company’s board in good faith and (II) with respect to the Warrants, such price as shall be determined by the Company’s board in good faith.

2.3 [INTENTIONALLY OMITTED]

2.4 No Cash Settlement. Notwithstanding anything to the contrary contained in this Purchase Option, under no circumstances will the Company be required to net cash settle the exercise of the Purchase Option or the Warrants underlying the Purchase Option.

2.5 Delivery of Purchase Option.

2.5.1 Upon delivery of the Exercise Notice attached hereto as Annex I to the Company at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Units that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise) issue and deliver to the Holder, a certificate for the Common Stock and Warrant issuable upon such exercise.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice, appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Units pursuant to Section 2.1 or 2.2, as the case may be, and so indicated by the Holder to be purchased.

2.5.2 Each certificate for shares of Common Stock underlying the Units, the Warrants and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) shall bear a legend as follows, unless such Common Stock, Warrants and/or Warrant Shares (collectively, the “Securities”) have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

2.5.3 The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Registrable Securities has been declared effective by the Commission, use its commercially reasonable efforts to deliver the Registrable Securities electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Registrable Securities electronically through the Depository Trust Corporation.

2.5.4 If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Units in the manner required pursuant to Section 2.5, then the Holder will have the right to rescind such exercise.

2.5.5 If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required components underlying the Units in the manner required pursuant to Section 2.5, and if after such fifth Trading Day and prior to the receipt of the components of the Units exercised pursuant to the Exercise Notice, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock and/or Warrants to deliver in satisfaction of a sale by the Holder of the Common Stock and/or Warrants which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock and/or Warrants so purchased (such number of shares not to exceed the number of shares of Common Stock and/or Warrants that the Company was required to deliver to the Holder in connection with the exercise) exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock and/or Warrants that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock, Class A Warrant or Class B Warrant, as the case may be, on the Date of Exercise or, if there is no closing bid price, the fair market value of the Common Stock, Class A Warrant or Class B Warrant, as the case may be, as determined by the Company’s board in good faith and (2) at the option of the Holder, either reinstate the portion of the Purchase Option and equivalent number of Units, shares of Common Stock and Warrants for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock and Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request of the Company, evidence of the amount of such loss.

2.5.6 The Company’s obligations to issue and deliver shares of Common Stock and Warrants upon the exercise of the Purchase Option in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the shares of Common Stock and the Warrants upon exercise of the Purchase Option as required pursuant to the terms hereof.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the shares of Common Stock and Warrants upon exercise of the Purchase Option as required pursuant to the terms hereof.

2.6 Charges, Taxes and Expenses.  Issuance and delivery of the shares of Common Stock and Warrants upon exercise of this Purchase Option shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for shares of Common Stock or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Purchase Option or receiving Common Stock and Warrants upon exercise hereof.

3. Transfer.

3.1 General Restrictions. The Holder agrees by his, her or its acceptance hereof, that except by operation of law or by reason of reorganization of the Company, such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Option (including the Securities hereunder) for a period of one hundred eighty (180) days following the Effective Date to any person other than to (i) the Representative or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Purchase Option so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Option (including the Securities hereunder) to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Option (including the Securities hereunder), other than the transfer to (i) Maxim or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Purchase Option so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1).  On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Annex II duly executed and completed, together with the Purchase Option and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Option on the books of the Company and shall execute and deliver a new Purchase Option or Purchase Options of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Securities purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The Securities evidenced by this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the Securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to the offer and sale of such Securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established.

4. Lost Certificate.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification (which shall not include a surety bond), if requested, the Company shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Registration Rights.

5.1 Demand Registration. The Company, upon written demand (a “Demand Notice”) of the Holder(s) of at least 51% of the total Registrable Securities underlying all outstanding Purchase Options (“Majority Holders”) agrees to register (a “Demand Registration”), under the Securities Act on no more than two occasions, all or any portion of the Registrable Securities so long as such registration is with respect to at least thirty-three percent (33%) of the Registrable Securities (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $5 million).  For the avoidance of doubt, in the event that more than one Purchase Option is issued as compensation to an underwriter of the Company in the Offering, a Demand Registration may be made only upon written demand of the Holders of at least 51% of the total Registrable Securities underlying all outstanding Purchase Options. On such occasion, the Company will file a registration statement covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its commercially reasonable efforts to have such registration statement declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement or in the Company’s good faith estimate it plans to file a registration statement within sixty (60) days following such demand with respect to which the Holder is entitled to piggy-back registration rights pursuant to Section 5.2 hereof and either: (i) the Holder was or will be given the opportunity to exercise its piggy-back registration rights with respect to all of the underlying Registrable Securities under Section 5.2 hereof in connection with the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated; provided further that the Company may be permitted to defer taking action with respect to filing a registration statement for a period of not more than ninety (90) days after the date of the Demand Notice if the Company’s board of directors determines in its good faith judgment that it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act.

The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holder(s) to all other registered Holders of any portion of this Purchase Option issued in connection with the Offering and/or the Registrable Securities thereunder within ten (10) days from the date of the receipt of such Demand Notice.  The Holders of this Purchase Option issued in connection with the Offering shall not, in the aggregate, effect more than two (2) Demand Registrations pursuant to this Section 5.1.  A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations hereunder with respect thereto unless the Majority Holders withdraw their request for such registration and elect not to pay the registration expenses therefor that were incurred by the Company; provided, however, that if, after such registration statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Majority Holders thereafter elect to continue the offering.  The Company shall bear all fees and expenses attendant to the first Demand Registration pursuant to Section 5.1, including the reasonable and documented expenses of a single legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities in an amount not to exceed $50,000, but the Holders shall pay any and all underwriting commissions or brokerage fees related to the Registrable Securities, if applicable.  The fees and expenses attendant to an additional Demand Registration pursuant to this Section 5.1 shall be borne by the Holder(s). The Company agrees to use its commercially reasonable efforts to cause the filing required herein to become effective promptly. The Company shall use its commercially reasonable efforts to cause any registration statement filed pursuant to a Demand Registration to remain effective for a period of at least six (6) consecutive months from the effective date of such registration statement or, if earlier, until the distribution contemplated in the registration statement has been completed. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statements, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission.

5.2 “Piggy-Back” Registration. In addition to the Demand Registration described in Section 5.1 hereof, the Holder shall have the right to include the Registrable Securities as part of any other registration of securities filed by the Company solely for cash (other than (I) in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act, (II) pursuant to Form S-8 or any equivalent form, or (III) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered) (the “Piggy-Back Registration”).  The Holders shall be entitled to unlimited piggy-back registration rights pursuant to this Section 5.2.  The Company shall use its commercially reasonable efforts to cause such Registrable Securities to be included in such registration statement and shall use its commercially reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof, unless, in the reasonable business judgment of the Company and the managing underwriter(s), the inclusion of the Registrable Securities in the registration statement would materially impair the Company’s or the selling stockholder’s ability to sell all of the shares otherwise included in such registration statement, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the managing underwriter(s) shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the registration statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a registration statement at any time prior to the effectiveness of the registration statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration as provided in this Section 5.2.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to this Section 5.2, including the reasonable and documented expenses of a single legal counsel selected by the Holder(s) to represent them in connection with the sale of the Registrable Securities, but the Holder(s) shall pay any and all underwriting commissions or brokerage fees related to the Registrable Securities.  In the event of such a proposed registration, the Company shall furnish the then Holder(s) of outstanding Registrable Securities with not less than ten (10) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder(s) shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder(s). The Holder(s) of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within five (5) days of the receipt of the Company’s notice of its intention to file a registration statement.  All Holder(s) proposing to distribute their Registrable Securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such Piggy-Back Registration. The Company shall cause any registration statement filed pursuant to the above “piggyback” rights to remain effective for at least nine months from the date that the Holders of the Registrable Securities are first given the opportunity to sell all of such securities.

5.3 General Terms.

5.3.1 Term of Registration Rights. The rights set forth in Sections 5.1 and 5.2 shall terminate upon the earliest to occur of (i) the fifth anniversary of the Effective Date and (ii) when all Registrable Securities may be sold without restriction under Rule 144 promulgated by the Commission under the Securities Act.  Notwithstanding anything to the contrary set forth herein, the Company shall have no obligation to effect any Demand Registration unless the Majority Holders exercise their respective Purchase Options prior to or simultaneously with the delivery of a Demand Notice in an aggregate amount equal to no less than thirty-three percent (33%) of the Registrable Securities available for exercise pursuant to all Purchase Options issued in connection with this Offering (or a lesser percent if the anticipated aggregate offering price, net of selling expenses, would exceed $5 million).

5.3.2  Holder Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 5.1 and 5.2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Units underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be increased in proportion to such increase in outstanding shares of Common Stock. In such case, the number of shares of Common Stock, the Warrants underlying each of the Units purchasable hereunder and the exercise price applicable to the Warrants, as the case may be, shall be adjusted in accordance with the terms of the Warrants. For example, if the Company declares a two-for-one stock dividend and at the time of such dividend this Purchase Option is for the purchase of one Unit at $[  ] whole Unit (each share of Common Stock underlying the Class A Warrant is exercisable for $[ ] per share and each full share of Common Stock underlying the Class B Warrant is exercisable for $[ ] per share), upon effectiveness of the dividend, this Purchase Option will be adjusted to allow for the purchase of one Unit at $[  ] per Unit, each Unit entitling the holder to receive two shares of Common Stock, two Class A Warrants (each share of Common Stock underlying the Class A Warrant will be exercisable for $[.  ] per share) and two Class B Warrants (each each full share of Common Stock underlying the Class B Warrant will be exercisable for $[.  ] per share).

6.1.2 Fundamental Transactions.  If, at any time while this Purchase Option is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Purchase Option, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Securities then issuable upon exercise in full of this Purchase Option and the underlying Warrants (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Purchase Option following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new purchase option substantially in the form of this Purchase Option and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Purchase Option (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

6.1.3 Aggregation of Shares. If after the date hereof, the number of shares of Common Stock outstanding is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock underlying each of the Units purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares of Common Stock. In such case, the number of shares of Common Stock underlying the Warrants that are a component of each of the Units and the exercise price applicable to the Warrants shall be adjusted in accordance with the terms of the Warrants.

6.1.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 6.1.1,6.1.2 or 6.1.3 hereof or that solely affects the par value of such Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holders of this

Purchase Option shall have the right thereafter (until the expiration of the right of exercise of this Purchase Option) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holders of the number of shares of Common Stock of the Company obtainable upon exercise of this Purchase Option and the underlying Warrants immediately prior to such event; and if any reclassification also results in a change in Common Stock covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and the Purchase Options issued after such change may state the same Exercise Price and the same number of Units as are stated in the Purchase Options initially issued pursuant to this Agreement. The acceptance by any Holders of the issuance of new Purchase Options reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holders a supplemental Purchase Option providing that the holder of each Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3 Elimination of Fractional Interests. No fractional shares will be issued in connection with any exercise of the Purchase Option or the Warrants.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one share of Common Stock as reported by the applicable trading market on the date of exercise.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of the Purchase Options or the Warrants underlying the Purchase Option, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Options and payment of the Exercise Price therefor, all Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. The Company further covenants and agrees that upon exercise of the Warrants underlying the Purchase Options and payment of the respective Warrant exercise price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company, including the right to receive dividends, or other distributions, exercise any preemptive rights or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

8.2  Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (a “Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same.

8.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, mailed by express mail or private courier service, or sent by facsimile transmission, with confirmation of receipt: (i) If to the registered Holders of the Purchase Option, to the address and/or fax number of such Holders as shown on the books of the Company or to such other address or and fax number as the Holders may designate by notice to the Company, or (ii) if to the Company, to the following address or fax number or to such other address or and fax number as the Company may designate by notice to the Holders:

Cerecor Inc.

400 East Pratt St., Suite 606

Baltimore, MD 21202

Facsimile number: 410-327-4084

Attention: Chief Executive Officer

9. Miscellaneous.

9.1 Amendments. The Company and the Representative may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Representative may deem necessary or desirable and that the Company and the Representative deem shall not adversely affect the interest of the Holders. All other modifications or amendments to this Purchase Option shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

9.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon, the Holders and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Purchase Option shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Purchase Option and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Purchase Option and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Option or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Purchase Option, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

9.6  Waiver, Etc. The failure of the Company or the Holders to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Company or any Holders to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7  Execution. It is agreed that deliver of the Company’s signature hereon by facsimile or other electronic method of delivery shall constitute a valid signature and delivery.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Option to be signed by its duly authorized officer as of the      day of October, 2015.

CERECOR INC.

By:
Name:
Title:

Annex I

Form to be used to exercise Purchase Option

Cerecor Inc.

400 East Pratt St., Suite 606

Baltimore, MD 21202

Date:                     , 20

The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Option and to purchase              Units of Cerecor Inc. and hereby makes payment of $             (at the rate of $             per Unit) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock and Warrants as to which this Purchase Option is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to exercise the Conversion Right to purchase              Units purchasable under the within Purchase Option by surrender of the unexercised portion of the attached Purchase Option (based on a “Fair Market Value” of $             and based on a “Current Market Price” of $            ). Please issue the securities comprising the Units as to which this Purchase Option is exercised in accordance with the instructions given below.

Signature

Signature Guaranteed

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Number of Shares of Common Stock
Name
(Print in Block Letters)
Address
Number of Class A Warrants
Name
(Print in Block Letters)
Address

Number of Class B Warrants
Name
(Print in Block Letters)
Address

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK,

OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

Annex II

Form to be used to assign Purchase Option

ASSIGNMENT

(To be executed by the registered Holders to effect a transfer of the within Purchase Option):

FOR VALUE RECEIVED,                                         does hereby sell, assign and transfer unto                                         the right to purchase              Units of Cerecor Inc. (the “Company”) evidenced by the within Purchase Option and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                    , 20

Signature

Signature Guaranteed

NOTICE: THE SIGNATURE TO THIS FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN PURCHASE OPTION IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A BANK, OTHER THAN A SAVINGS BANK, OR BY A TRUST COMPANY OR BY A FIRM HAVING MEMBERSHIP ON A REGISTERED NATIONAL SECURITIES EXCHANGE.

EXHIBIT A

UNDERWRITERS’ CLASS A WARRANT AGREEMENT

26

Form of Underwriters’ Class A Common Stock Warrant

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CERECOR INC.

UNDERWRITERS’ CLASS A
COMMON STOCK WARRANT

Warrant No. [ ]	Original Issue Date: , 201[ ](1)

Cerecor Inc., a Delaware corporation (the “Company”), hereby certifies that, as partial compensation for its services as underwriter to the Company,             or its registered assigns (the “Holder”), is entitled to at any time and from time to time commencing on the date hereof through and including October [  ]             , 2018, the thirty-six (36) month anniversary of the Effective Date (the “Expiration Date”), but not thereafter, exercise this Warrant to purchase and receive in whole or in part up to [  ](2)shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) underlying this Warrant (the “Warrant Shares”), subject to the following terms and conditions:

1.                                      Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

(1)  Original Issue Date shall be determined following the exercise of the UPO in accordance with the terms of the UPO.

(2)  Amount to equal 1% of the Firm Units sold in the Offering; provided, however, if more than one warrant is issued, the aggregate amount of shares underlying all of the warrants will equal 1% of the Firm Units sold in the Offering.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $[    ] per share(3) , subject to adjustment in accordance with Section 10.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property,  (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (5) the Company authorizes the voluntary dissolution, liquidation or winding up of affairs of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Offering” has the meaning as set forth in that certain Underwriting Agreement, dated as of [  ], 2015, by and between the Company and Maxim Group LLC, as the representative of the Underwriters named on Schedule I thereto.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated October [  ], 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

(3)  Exercise price will equal 115% of the exercise price of  the Class A Warrants sold in the Offering.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.                                      Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                                      General Restrictions on Transfers.  The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that except by operation of law or by reason of reorganization of the Company, such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Warrant for a period of one hundred eighty (180) days immediately following the effective date of the registration statement, of which the Prospectus forms a part (the “Effective Date”) to any person other than to (i) Maxim Group LLC (“Maxim”) or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Warrant or the Warrant Shares issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the Warrant Shares hereunder, other than the transfer to (i) Maxim or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1).  On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.                                      Restrictions Imposed by the Securities Act. The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

5.                                      Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time commencing on the Original Issue Date through and including the Expiration Date.  At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

6.                                      Delivery of Warrant Shares.

(a)                           Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise.

(b)                           Each certificate for the Warrant Shares purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

(c)                            The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the

Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(d)                           If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), then the Holder will have the right to rescind such exercise.

(e)                            If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (such number of shares not to exceed the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise) exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock or Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(f)                             The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

7.                                      Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.                                      Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant, (a “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.                                      Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available shares of Common Stock solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.                               Certain Adjustments.  From and after the Original Issue Date, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)                           Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                           Fundamental Transactions.  If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)                            Adjustments for Other Distributions  In the event the Company shall declare a distribution on the outstanding Common Stock that is payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights, then, in each such case for the purpose of this Section 10(c), upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution (or the date of such distribution if no record date is fixed).

(d)                           Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                            Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest whole share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered outstanding shares of Common Stock.

(f)                             Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

11.                               Payment of Exercise Price.  The Holder may pay the Exercise Price in one of the following manners:

(a)                           Cash Exercise.  The Holder may deliver immediately available funds; or

(b)                           Cashless Exercise.  If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares, the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the fair market value of one share of Common Stock.

B = the Exercise Price.

For purposes of this Section 11(b), the fair market value of one share of Common Stock is defined as follows:

(i) if the Company’s Common Stock is traded on a Trading Market, the fair market value shall be deemed the closing price on such Trading Market on the Trading Day immediately prior to the date the exercise form is submitted to the Company in connection with the exercise of this Warrant; or

(ii) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the closing bid on the Trading Day immediately prior to the date the exercise form is submitted in connection with the exercise of this Warrant; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s board of directors.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.                               No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.                               [INTENTIONALLY OMITTED]

14.                               No Rights as Stockholder.  This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, except as otherwise set forth herein, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

15.                               Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Company, to Cerecor Inc., 400 East Pratt St., Suite 606, Baltimore, MD 21202, facsimile number: 410-327-4084 , Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section 15), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 15.

16.                               Redemption.

(a)                                 Redemption. Subject to the second sentence of this Section 16.1, this Warrant may be redeemed, at the option of the Company, at any time from and after one year following the Original Issue Date and prior to Expiration Date upon the notice referred to in Section 16.2, at the price of $.001 per Warrant (“Redemption Price”); provided that the last sales price of the Common Stock has been equal to or greater than 200% of the Exercise Price (subject to adjustment for splits, dividends, recapitalizations and other similar events), on any twenty (20) Trading Days within a thirty (30) Trading Day period ending on the third business day prior to the date on which notice of redemption is given.  Notwithstanding the foregoing, a registration statement under the Securities Act with respect to the Warrant Shares must be effective and a current prospectus must be available for use by the Holder(s) hereof during such thirty (30) Trading Day period in order for the Company to exercise its redemption rights pursuant to this Section 16.

(b)                                 Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem this Warrant, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the Holder(s) of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder received such notice.

(c)                                  Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 16 of this Warrant at any time after notice of redemption shall have been given by the Company pursuant to Section 16 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the Holder(s) of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

(d)                                 No Other Rights to Cash Payment. Except for a redemption in accordance with this Section 16, no Registered Holder of this Warrant shall be entitled to any cash payment whatsoever from the Company in connection with the ownership, exercise or surrender of this Warrant.

17.                               Miscellaneous.

(a)                           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)                           All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)                            The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)                           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)                            Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CERECOR INC.

By:
Name:
Title:

EXERCISE NOTICE
CERECOR INC.
WARRANT DATED         , 201[  ]

The undersigned Holder hereby irrevocably elects to purchase                Warrant Shares pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)                                 The undersigned Holder hereby exercises its right to purchase                   Warrant Shares pursuant to the Warrant.

(2)                                 (PLEASE CHECK ONE METHOD OF PAYMENT)      The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant OR        The Holder shall exercise the Warrant cashlessly in accordance with the terms of the Warrant.

(3)                                 Pursuant to this Exercise Notice, the Company shall deliver to the holder                 Warrant Shares in accordance with the terms of the Warrant.

Dated: ,	Name of Holder:

(Print)

Name:
Title:
Date:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

CERECOR INC.
WARRANT DATED           , 201[  ]
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  the right represented by the above-captioned Warrant to purchase               share of Company Common Stock and appoints                  attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

EXHIBIT B

UNDERWRITERS’ CLASS B WARRANT AGREEMENT

1

Form of Underwriters’ Class B Common Stock Warrant

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

CERECOR INC.

UNDERWRITERS’ CLASS B
COMMON STOCK WARRANT

Warrant No. [ ]	Original Issue Date: October , 201[ ](1)

Cerecor Inc., a Delaware corporation (the “Company”), hereby certifies that, as partial compensation for its services as underwriter to the Company,             or its registered assigns (the “Holder”), is entitled to at any time and from time to time the date hereof  through and including April             , 2017, the eighteenth (18) month anniversary of the Effective Date (the “Expiration Date”), but not thereafter, exercise this Warrant to purchase and receive in whole or in part up to [  ](2)shares of common stock, par value $0.001 per share of the Company (the “Common Stock”) underlying this Warrant (the “Warrant Shares”), subject to the following terms and conditions:

1.                                      Definitions.  As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

(1)  Original Issue Date shall be determined following the exercise of the UPO in accordance with the terms of the UPO.

(2)  Amount to equal 1% of the Firm Units sold in the Offering; provided, however, if more than one warrant is issued, the aggregate amount of shares underlying all of the warrants will equal 1% of the Firm Units sold in the Offering.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $[         ] per share(3) , subject to adjustment in accordance with Section 10.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property,  (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (5) the Company authorizes the voluntary dissolution, liquidation or winding up of affairs of the Company.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Offering” has the meaning as set forth in that certain Underwriting Agreement, dated as of October      , 2015, by and between the Company and Maxim Group LLC, as the representative of the Underwriters named on Schedule I thereto.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prospectus” means the prospectus dated October     , 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

(3)  Exercise price will equal 115% of the exercise price of the Class B Warrants sold in the Offering.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

2.                                      Registration of Warrant.  The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.                                      General Restrictions on Transfers.  The registered Holder of this Warrant agrees by his, her or its acceptance hereof, that except by operation of law or by reason of reorganization of the Company, such Holder will not: (a) sell, transfer, assign, pledge or  hypothecate this Warrant for a period of one hundred eighty (180) days immediately following the effective date of the registration statement, of which the Prospectus forms a part (the  “Effective Date”) to any person other than to (i) Maxim Group LLC (“Maxim”) or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Warrant or the Warrant Shares issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the Warrant Shares hereunder, other than the transfer to (i) Maxim or an underwriter or a selected dealer participating in the Offering, or (ii) an officer or partner of Maxim or of any such underwriter or selected dealer, and in each case the Warrant so transferred must remain subject to the foregoing lock-up restriction for the remainder of the time period in accordance with FINRA Conduct Rule 5110(g)(1).  On and after 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

4.                                      Restrictions Imposed by the Securities Act. The securities evidenced by this Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Loeb & Loeb LLP that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.

5.                                      Exercise and Duration of Warrants.  This Warrant shall be exercisable by the registered Holder at any time and from time to time commencing on the Original Issue Date, through and including the Expiration Date.  At 5:00 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

6.                                      Delivery of Warrant Shares.

(a)                                 Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than five (5) Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise.

(b)                                 Each certificate for the Warrant Shares purchased under this Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and applicable state law which, in the opinion of counsel to the Company, is available.”

(c)                                  The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Commission, use its commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation.  A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(d)                                 If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), then the Holder will have the right to rescind such exercise.

(e)                                  If by the fifth Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 6(a), and if after such fifth Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (such number of shares not to exceed the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise) exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock or Warrants that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, and, upon request, of the Company, evidence of the amount of such loss.

(f)                                   The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

7.                                      Charges, Taxes and Expenses.  Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

8.                                      Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a new warrant, (a “New Warrant”), but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

9.                                      Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available shares of Common Stock solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of shares of Common Stock which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.                               Certain Adjustments.  From and after the Original Issue Date, the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

(a)                                 Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Fundamental Transactions.  If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental

Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)                                  Adjustments for Other Distributions  In the event the Company shall declare a distribution on the outstanding Common Stock that is payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights, then, in each such case for the purpose of this Section 10(c), upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution (or the date of such distribution if no record date is fixed).

(d)                                 Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 10, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(e)                                  Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest whole share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered outstanding shares of Common Stock.

(f)                                   Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

11.                               Payment of Exercise Price.  The Holder may pay the Exercise Price in one of the following manners:

(a)                                 Cash Exercise.  The Holder may deliver immediately available funds; or

(b)                                 Cashless Exercise.  If on the Date of Exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the Warrant Shares, the Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the fair market value of one share of Common Stock.

B = the Exercise Price.

For purposes of this Section 11(b), the fair market value of one share of Common Stock is defined as follows:

(i) if the Company’s Common Stock is traded on a Trading Market, the fair market value shall be deemed the closing price on such Trading Market on the Trading Day immediately prior to the date the exercise form is submitted to the Company in connection with the exercise of this Warrant; or

(ii) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the closing bid on the Trading Day immediately prior to the date the exercise form is submitted in connection with the exercise of this Warrant; or

(iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s board of directors.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

12.                               No Fractional Shares.  No fractional Warrant Shares will be issued in connection with any exercise of this Warrant.  In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.                               [INTENTIONALLY OMITTED]

14.                               No Rights as Stockholder.  This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, except as otherwise set forth herein, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

15.                               Notices.  Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 15 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be: (i) if to the Company, to Cerecor Inc., 400 East Pratt St., Suite 606, Baltimore, MD 21202, facsimile number: 410-327-4084 , Attention: Chief Executive Officer (or such other address as the Company shall indicate in writing in accordance with this Section 15), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 15.

16.                               Miscellaneous.

(a)                                 This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b)                                 All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)                                  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)                                 In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)                                  Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

CERECOR INC.

By:
Name:
Title:

EXERCISE NOTICE
CERECOR INC.
WARRANT DATED         , 201[ ]

The undersigned Holder hereby irrevocably elects to purchase                Warrant Shares pursuant to the above referenced Warrant.  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)                                 The undersigned Holder hereby exercises its right to purchase                   Warrant Shares pursuant to the Warrant.

(2)                                 (PLEASE CHECK ONE METHOD OF PAYMENT)      The Holder shall pay the sum of $             to the Company in accordance with the terms of the Warrant OR        The Holder shall exercise the Warrant cashlessly in accordance with the terms of the Warrant.

(3)                                 Pursuant to this Exercise Notice, the Company shall deliver to the holder                 Warrant Shares in accordance with the terms of the Warrant.

Dated: ,	Name of Holder:

(Print)

Name:
Title:
Date:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

CERECOR INC.
WARRANT DATED           , 201[ ]
WARRANT NO. [ ]

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                  the right represented by the above-captioned Warrant to purchase               share of Company Common Stock and appoints                  attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:                                 ,

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of:

ANNEX V

FORM OF PRESS RELEASE

Cerecor Announces [Waiver/Release] of IPO Lock-up Restriction

Cerecor Inc.

, 2015

Baltimore, MD - Cerecor Inc. (Nasdaq: [CERC]) (the “Company”) announced today that Maxim Group LLC, the sole book-running manager for the Company’s initial public offering of       Units, consisting of the Company’s common stock, Class A Warrants and Class B Warrants that closed on           , 2015 is [waiving][releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on     , 201 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

About Cerecor

[SHORT COMPANY DESCRIPTION TO BE INCLUDED]